SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 8-K


               Current Report Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) AUGUST 22, 2003
                                                        ---------------

                                   NBI, INC.
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)




         Delaware                       1-8232                  84-0645110
----------------------------         -----------           -------------------
(State or other jurisdiction         (Commission             (I.R.S. Employer
     of Incorporation)               File Number)          Identification No.)





              850 23rd Avenue, Suite D, Longmont, Colorado  80501
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                   (Address of principal executive offices)


      Registrant's telephone number, including area code: (303) 684-2700
                                                          --------------


                                  Not Applicable
         -------------------------------------------------------------
         (Former name or former address, if changed since last report)




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ITEM  4.  CHANGES  IN  REGISTRANT'S  CERTIFYING  ACCOUNTANT

Effective August 22, 2003, the client-auditor relationship between NBI, Inc. (the "Company") and Anton Collins Mitchell LLP ("ACM") ceased as ACM resigned. ACM had served as the Company's independent accountant since July 30, 2002.

ACM's report on the consolidated financial statements of the Company for the year ended June 30, 2002 did not contain an adverse opinion or a disclaimer of opinion, or was qualified as to any uncertainty in audit scope or accounting principle; however, the opinion of ACM was modified to include an explanatory paragraph indicating that there was substantial doubt about the Company's ability to continue as a going concern.

During the year ended June 30, 2002 and the subsequent interim period through the date of the resignation of ACM on August 22, 2003, there were no disagreements with ACM on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of ACM, would have caused the former accountant to make a reference to the subject matter of the disagreement(s) in connection with its reports covering such periods.

During the year ended June 30, 2002 and the subsequent interim period through the date of the resignation of ACM on August 22, 2003, there were no other reportable matters requiring disclosure pursuant to Item 304 (a) (1) (iv) of Regulation S-B.

The Company has requested that ACM furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of the letter from ACM dated August 26, 2003 is filed as Exhibit 16 to this Form 8-K.

                                  SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                               NBI, INC.



Dated:  August 22, 2003             By:     /s/ Jay H. Lustig
                                       ----------------------------
                                               Jay H. Lustig
                                       As a duly authorized officer
                                         Chief Executive Officer